SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported): January 28, 2005

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (561) 893-0101

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On January 28, 2005, the board of directors of The GEO Group, Inc. (“GEO”) appointed Mr. William M. Murphy and Mr. John M. Perzel to GEO’s board of directors. In addition to the board of directors, Mr. Murphy will serve on the GEO board’s Audit and Finance Committee, Corporate Planning Committee and Independent Committee. Mr. Perzel will serve on the GEO board’s Audit and Finance Committee, Compensation Committee, Nominating and Corporate Governance Committee and Independent Committee. GEO has determined that each of Messrs. Murphy and Perzel is an independent director within the meaning of Rule 303A.02 of the corporate governance standards of the New York Stock Exchange. In connection with the appointments of Messrs. Murphy and Perzel, the main committees of the GEO board of directors have been rearranged as follows:

AUDIT AND FINANCE COMMITTEE	INDEPENDENT COMMITTEE

Richard Glanton, Chairman	Norman A. Carlson, Chairman
William M. Murphy	John M. Perzel
John M. Perzel	Anne N. Foreman
William M. Murphy

CORPORATE PLANNING COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Anne N. Foreman, Chairman	Anne N. Foreman, Chairman
Norman A. Carlson	Richard H. Glanton
William M. Murphy	John M. Perzel

COMPENSATION COMMITTEE	OPERATIONS AND OVERSIGHT COMMITTEE

Richard H. Glanton, Chairman	Norman A. Carlson, Chairman
Anne N. Foreman	Richard H. Glanton
John M. Perzel	Anne N. Foreman

EXECUTIVE COMMITTEE

George C. Zoley, Chairman
Wayne H. Calabrese
Richard H. Glanton

     GEO’s press release announcing the appointment of Messrs. Murphy and Perzel is attached hereto as Exhibit 99.1.

     Section 9 – Financial Statements and Exhibits

     (c) Exhibits

     99.1     Press release dated February 1, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
February 2, 2005 Date	By:	/s/ John G. O’Rourke
John G. O’Rourke
Senior Vice President – Finance and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 1, 2005